Exhibit 99.2 Supplemental Information Package 2025 Fourth Quarter and Full Year

Orion Supplemental Information December 31, 2025 Section Page About the Data 3 Forward-Looking Statements 4 Company Overview 6 Balance Sheets 8 Statements of Operations 9 Funds From Operations (FFO), Core FFO and Funds Available for Distribution (FAD) 10 EBITDA, EBITDAre and Adjusted EBITDA 12 Capital Structure 13 Debt Detail 14 Ratio Analysis 15 Credit Facility Revolver Covenants 16 Net Operating Income (NOI) and Cash NOI 17 Leasing Activity 18 Vacant Property Operating Expenses 20 Acquisitions and Dispositions 21 Diversification Statistics: Real Estate Portfolio 22 Tenants Comprising Over 1% of Annualized Base Rent 23 Tenant Industry Diversification 24 Lease Expirations 25 Lease Summary 26 Operating Property Geographic Diversification 27 Operating Property Type 28 Full Portfolio 29 Non-Operating Properties 31 Unconsolidated Joint Venture Investment Summary 32 Definitions 33 Q4 2025 SUPPLEMENTAL INFORMATION Orion Properties Inc. | WWW.ONLREIT.COM | 2

About the Data This data and other information described herein are as of and for the quarter and year ended December 31, 2025, unless otherwise indicated. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with the consolidated financial statements and the Management's Discussion and Analysis of Financial Condition and Results of Operations sections contained in Orion Properties Inc.'s (the "Company," "Orion," "us," "our" and "we") Annual Report on Form 10-K for the year ended December  31, 2025 and Quarterly Reports on Form 10-Q for the periods ended September 30, 2025, June 30, 2025 and March 31, 2025. Q4 2025 SUPPLEMENTAL INFORMATION Orion Properties Inc. | WWW.ONLREIT.COM | 3

Forward-Looking Statements Information set forth herein includes “forward-looking statements” which reflect the Company's expectations and projections regarding future events and plans, future financial condition, results of operations, liquidity and business, including leasing and occupancy, acquisitions, dispositions, rent receipts, expected borrowings and financing costs and the payment of future dividends. Generally, the words "anticipates," "assumes," "believes," "continues," "could," "estimates," "expects," "goals," "intends," "may," "plans," "projects," "seeks," "should," "targets," "will," "guidance," variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are based on information currently available to the Company and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which may be difficult to predict and beyond the Company's control, that could cause actual events and plans or could cause the Company's business, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements. These factors include, among other things, those discussed below. Information regarding historical rent collections should not serve as an indicator of future rent collections. We disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as may be required by law. The following are some, but not all, of the assumptions, risks, uncertainties and other factors that could cause the Company's actual results to differ materially from those presented in the forward-looking statements: • the risk of increases in interest rates, including that our borrowing costs may increase and we may be unable to extend or refinance our debt obligations on favorable terms and in a timely manner, or at all; • the risk of inflation, including that our operating costs, such as insurance premiums, utilities, real estate taxes, capital expenditures and repair and maintenance costs, may rise; • conditions associated with the global market, including an oversupply of office space, tenant credit risk and general economic conditions and geopolitical conditions; • our strategic review process will be costly and time-consuming and may not result in a transaction, and any transaction that occurs may not increase stockholder value; • the risk that recent changes in United States trade policy and the imposition of new tariffs continue to create disruption in macroeconomic conditions and could adversely impact our lenders, tenants and prospective tenants, and cause them to reduce or decline to do business with us or fail to meet their obligations to us; • the extent to which changes in workplace practices and office space utilization, including remote and hybrid work arrangements, and changes in government budgetary priorities, will continue and the impact that may have on demand for office space at our properties; • our ability to acquire new properties, convert certain vacant properties to multi-tenant use and sell non-core assets on favorable terms and in a timely manner, or at all; • risks associated with acquisitions, including the risk that we may not be in a position, or have the opportunity in the future, to make suitable property acquisitions on advantageous terms and/or that such acquisitions will fail to perform as expected; • our assumptions concerning tenant utilization and renewal probability of Dedicated Use Assets, and our ability to successfully execute on our strategy to shift our portfolio concentration over time away from traditional office properties, towards more Dedicated Use Assets; • our ability to comply with the terms of our credit agreements or to meet the debt obligations on our properties; • our ability to access the capital markets to raise additional equity or refinance maturing debt on favorable terms and in a timely manner, or at all, or that the lenders will not seek to enforce their remedies due to the existing payment default under the Arch Street Joint Venture mortgage notes; • changes in the real estate industry and in performance of the financial markets and interest rates and our ability to effectively hedge against interest rate changes; • the risk of tenants defaulting on their lease obligations, which is heightened due to our focus on single-tenant properties; • our ability to renew leases with existing tenants or re-let vacant space to new tenants on favorable terms and in a timely manner, or at all; • the cost of rent concessions, tenant improvement allowances and leasing commissions; Q4 2025 SUPPLEMENTAL INFORMATION Orion Properties Inc. | WWW.ONLREIT.COM | 4

• the potential for termination of existing leases pursuant to tenant termination rights; • the amount, growth and relative inelasticity of our expenses; • risks associated with the ownership and development of real property; • risks accompanying our investment in and the management of OAP/VER Venture, LLC (the “Arch Street Joint Venture”), our unconsolidated joint venture, in which we hold a non-controlling ownership interest, including that our joint venture partner may not be able to contribute its share of capital requirements and we may be unable to recover our investment in the Arch Street Joint Venture; • our ability to close pending real estate transactions, which may be subject to conditions that are outside of our control; • we may change our dividend policy at any time, and therefore the amount, timing and continued payment of dividends are not assured; • our properties may be subject to impairment charges; • risks resulting from losses in excess of insured limits or uninsured losses; • risks associated with the potential volatility of our common stock; and • the risk that we may fail to maintain our income tax qualification as a real estate investment trust. Additional factors that may affect future results are contained in the Company's filings with the SEC, which are available on the SEC’s website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law. Q4 2025 SUPPLEMENTAL INFORMATION Orion Properties Inc. | WWW.ONLREIT.COM | 5

Company Overview (unaudited) Orion is a real estate company incorporated in the state of Maryland on July 1, 2021, which has elected to be taxed as a real estate investment trust ("REIT") for U.S. federal income tax purposes, commencing with its initial taxable year ended December 31, 2021. Orion is an internally managed REIT engaged in the ownership, acquisition and management of a diversified portfolio of office properties in high-quality suburban markets across the United States and leased primarily on a single-tenant net lease basis to creditworthy tenants. The Company's portfolio is comprised of traditional office properties, as well as governmental, medical office, flex/laboratory and R&D and flex/industrial properties. As part of its investment strategy, the Company intends to shift its portfolio concentration over time away from traditional office properties, towards more Dedicated Use Assets. As of December 31, 2025, Orion owned and operated a portfolio of 58 Operating Properties with an aggregate of 6.5 million leasable square feet located within 26 states. In addition, Orion owns a 20% equity interest in one Unconsolidated Joint Venture with an affiliate of Arch Street Capital Partners, which as of December 31, 2025, owned a portfolio of six properties with an aggregate of 1.0 million leasable square feet located in six states. As of December 31, 2025 Orion's Annualized Base Rent was $111.3 million, with 66.7% of Annualized Base Rent derived from Investment-Grade Tenants and 35.8% derived from properties deemed to be Dedicated Use Assets, the Occupancy Rate was 78.7%, or 78.2% adjusted for one consolidated Operating Property and our proportionate share of the square footage of one Arch Street Joint Venture Operating Property that are currently under agreements to be sold, and the Weighted Average Remaining Lease Term was 5.7 years. The top tenants, tenant industries and geographic locations of the Company's Operating Properties are outlined in the following sections: "Tenants Comprising Over 1% of Annualized Base Rent," "Tenant Industry Diversification," and "Operating Property Geographic Diversification," respectively. Tenants, Trademarks and Logos Orion is not affiliated or associated with, is not endorsed by, does not endorse, and is not sponsored by or a sponsor of the tenants or of their products or services pictured or mentioned. The names, logos and all related product and service names, design marks and slogans are the trademarks or service marks of their respective companies. Q4 2025 SUPPLEMENTAL INFORMATION See the Definitions section for a description of the Company's non-GAAP and operating metrics. Orion Properties Inc. | WWW.ONLREIT.COM | 6

Company Overview (continued) Senior Management Board of Directors Paul H. McDowell, Chief Executive Officer, President Reginald H. Gilyard, Non-Executive Chairman, Independent Director Gavin B. Brandon, Executive Vice President, Chief Financial Officer and Treasurer Kathleen R. Allen, Ph.D., Independent Director Christopher H. Day, Executive Vice President, Chief Operating Officer Richard J. Lieb, Independent Director Paul C. Hughes, General Counsel and Secretary Gregory J. Whyte, Independent Director Revea L. Schmidt, Senior Vice President, Chief Accounting Officer Paul H. McDowell, Chief Executive Officer, President and Director Corporate Offices and Contact Information 3200 E Camelback Road, Suite 100 122 E. 42nd Street, Suite 5100 Phoenix, AZ 85018 New York, NY 10168 602-698-1002 www.ONLREIT.com   Trading Symbol: ONL   Stock Exchange Listing: New York Stock Exchange   Transfer Agent Computershare Trust Company, N.A. c/o Computershare Investor Services P.O. Box 43006 Providence, RI 02940-3006 Toll Free: 877-218-2434 International: 781-575-3017 Q4 2025 SUPPLEMENTAL INFORMATION Orion Properties Inc. | WWW.ONLREIT.COM | 7

Q4 2025 SUPPLEMENTAL INFORMATION

Balance Sheets

(unaudited, in thousands)

	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Assets					
Real estate investments, at cost:					
Land	$ 176,532	$ 187,415	$ 219,221	$ 223,706	$ 227,145
Buildings, fixtures and improvements	976,676	986,834	1,044,379	1,058,186	1,055,307
Total real estate investments, at cost	1,153,208	1,174,249	1,263,600	1,281,892	1,282,452
Less: accumulated depreciation	195,042	188,317	189,673	185,982	177,906
Total real estate investments, net	958,166	985,932	1,073,927	1,095,910	1,104,546
Accounts receivable, net	35,333	32,611	26,983	24,128	22,833
Intangible lease assets, net	75,947	80,102	85,270	89,525	95,944
Cash and cash equivalents	22,362	32,639	17,384	9,384	15,600
Restricted cash	38,277	30,126	36,090	39,093	41,570
Real estate assets held for sale, net	12,803	14,969	—	14,923	9,671
Other assets, net	27,614	46,414	48,534	54,903	46,258
Total assets	**$ 1,170,502**	**$ 1,222,793**	**$ 1,288,188**	**$ 1,327,866**	**$ 1,336,422**
Liabilities and Equity					
Mortgages payable, net	$ 371,957	$ 371,772	$ 371,587	$ 371,403	$ 371,222
Credit facility revolver	92,000	110,000	110,000	132,000	119,000
Accounts payable and accrued expenses	40,219	40,300	36,031	27,924	31,585
Below-market lease liabilities, net	18,449	18,959	19,469	19,988	20,596
Distributions payable	1,208	1,126	1,126	1,124	5,633
Other liabilities, net	22,154	20,519	20,645	20,631	23,130
Total liabilities	**545,987**	**562,676**	**558,858**	**573,070**	**571,166**
Common stock	56	56	56	56	56
Additional paid-in capital	1,151,644	1,150,246	1,149,283	1,148,461	1,148,223
Accumulated other comprehensive loss	(5)	(17)	(25)	(1)	(15)
Accumulated deficit	(528,482)	(491,463)	(421,302)	(395,036)	(384,348)
Total stockholders' equity	**623,213**	**658,822**	**728,012**	**753,480**	**763,916**
Non-controlling interest	1,302	1,295	1,318	1,316	1,340
Total equity	**624,515**	**660,117**	**729,330**	**754,796**	**765,256**
Total liabilities and equity	**$ 1,170,502**	**$ 1,222,793**	**$ 1,288,188**	**$ 1,327,866**	**$ 1,336,422**

Orion Properties Inc. | WWW.ONLREIT.COM | 8

Q4 2025 SUPPLEMENTAL INFORMATION

Statements of Operations

(unaudited, in thousands, except per share data)

	Year Ended		Three Months Ended				
	December 31, 2025	December 31, 2024	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Revenues:							
Rental	$ 146,827	$ 164,055	$ 35,010	$ 36,918	$ 37,102	$ 37,797	$ 38,161
Fee income from unconsolidated joint venture	820	807	209	204	203	204	202
Total revenues	**147,647**	**164,862**	**35,219**	**37,122**	**37,305**	**38,001**	**38,363**
Operating expenses:							
Property operating	64,828	65,151	15,199	17,284	15,895	16,450	16,752
General and administrative	20,313	20,094	5,972	4,607	4,838	4,896	6,133
Depreciation and amortization	58,746	100,820	13,087	14,709	14,928	16,022	17,789
Impairments	99,376	47,552	14,466	63,698	19,503	1,709	22,187
Transaction related	898	539	645	114	75	64	157
Total operating expenses	**244,161**	**234,156**	**49,369**	**100,412**	**55,239**	**39,141**	**63,018**
Other (expenses) income:							
Interest expense, net	(31,525)	(32,637)	(7,473)	(7,880)	(8,016)	(8,156)	(8,263)
Gain on disposition of real estate assets	7,058	—	2,902	3,265	891	—	—
Loss on extinguishment of debt, net	—	(1,078)	—	—	—	—	—
Other income	1,286	987	312	317	404	253	407
Other expenses	(1,584)	—	(360)	(1,116)	(108)	—	—
Reserve on member loan to unconsolidated joint venture	(5,926)	—	(5,926)	—	—	—	—
Equity in loss and impairment of investment in unconsolidated joint venture, net	(11,822)	(740)	(11,049)	(256)	(271)	(246)	(243)
Total other (expenses) income, net	**(42,513)**	**(33,468)**	**(21,594)**	**(5,670)**	**(7,100)**	**(8,149)**	**(8,099)**
Loss before taxes	**(139,027)**	**(102,762)**	**(35,744)**	**(68,960)**	**(25,034)**	**(9,289)**	**(32,754)**
Provision for income taxes	(259)	(214)	(59)	(67)	(67)	(66)	12
Net loss	**(139,286)**	**(102,976)**	**(35,803)**	**(69,027)**	**(25,101)**	**(9,355)**	**(32,742)**
Net income attributable to non-controlling interest	(23)	(36)	(7)	(8)	(2)	(6)	(20)
Net loss attributable to common stockholders	**$ (139,309)**	**$ (103,012)**	**$ (35,810)**	**$ (69,035)**	**$ (25,103)**	**$ (9,361)**	**$ (32,762)**
Weighted average shares outstanding - basic and diluted	56,232	55,903	56,316	56,313	56,254	56,043	55,950
Basic and diluted net loss per share attributable to common stockholders	**$ (2.48)**	**$ (1.84)**	**$ (0.64)**	**$ (1.23)**	**$ (0.45)**	**$ (0.17)**	**$ (0.59)**

Orion Properties Inc. | WWW.ONLREIT.COM | 9

Q4 2025 SUPPLEMENTAL INFORMATION

Funds From Operations (FFO), Core FFO and Funds Available for Distribution (FAD)

(unaudited, in thousands, except per share data)

	Year Ended		Three Months Ended				
	December 31, 2025	December 31, 2024	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Net loss attributable to common stockholders	$ (139,309)	$ (103,012)	$ (35,810)	$ (69,035)	$ (25,103)	$ (9,361)	$ (32,762)
Adjustments:							
Depreciation and amortization of real estate assets	58,616	100,682	13,050	14,681	14,897	15,988	17,753
Gain on disposition of real estate assets	(7,058)	—	(2,902)	(3,265)	(891)	—	—
Impairment of real estate	99,376	47,552	14,466	63,698	19,503	1,709	22,187
Impairment of investment in unconsolidated joint venture and proportionate share of adjustments for items above, as applicable	12,698	1,856	11,280	474	475	469	464
FFO attributable to common stockholders	**$ 24,323**	**$ 47,078**	**$ 84**	**$ 6,553**	**$ 8,881**	**$ 8,805**	**$ 7,642**
Transaction related	898	539	645	114	75	64	157
Amortization of deferred financing costs	3,699	3,686	932	933	922	912	928
Amortization of deferred lease incentives, net	530	509	136	175	115	104	136
Equity-based compensation, net	3,620	3,757	1,242	852	822	704	1,307
Loss on extinguishment of debt, net	—	1,078	—	—	—	—	—
Other adjustments, net (1) (2)	10,553	—	7,508	2,366	629	50	—
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	53	108	11	14	14	14	22
Core FFO attributable to common stockholders	**$ 43,676**	**$ 56,755**	**$ 10,558**	**$ 11,007**	**$ 11,458**	**$ 10,653**	**$ 10,192**

(1) Other adjustments, net during the year ended December 31, 2025 includes $3.0 million of costs incurred in connection with the demolition of the six buildings on the Deerfield, Illinois campus presented in property operating expenses on the consolidated statements of operations, as well as a loan loss reserve of $5.9 million recognized on the Arch Street Joint Venture member loan, $0.6 million of previously deferred equity offering costs in connection with the scheduled expiration of the Company's universal shelf registration statement, $0.6 million in connection with the retirement of the Company's Chief Investment Officer, and $0.4 million of costs incurred for professional services rendered in connection with the February 2026 amendment to the CMBS Loan, each presented in other expenses other than the loan loss reserve which has been presented separately on the consolidated statements of operations. Each of the above items have been included as "other adjustments" to Core FFO as they do not reflect the ongoing operating performance of the Company.

(2) Other adjustments, net during the three months ended December 31, 2025 includes $1.2 million of costs incurred in connection with the demolition of the six buildings on the Deerfield, Illinois campus presented in property operating expenses on the consolidated statements of operations, a loan loss reserve of $5.9 million recognized on the Arch Street Joint Venture member loan presented separately on the consolidated statements of operations, and $0.3 million in connection with the retirement of the Company's Chief Investment Officer presented in other expenses on the consolidated statements of operations. Each of the above items have been included as "other adjustments" to Core FFO as they do not reflect the ongoing operating performance of the Company.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 10

Q4 2025 SUPPLEMENTAL INFORMATION

Funds From Operations (FFO), Core FFO and Funds Available for Distribution (FAD) (continued)

(unaudited, in thousands, except per share data)

	Year Ended		Three Months Ended				
	December 31, 2025	December 31, 2024	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Core FFO attributable to common stockholders	**$ 43,676**	**$ 56,755**	**$ 10,558**	**$ 11,007**	**$ 11,458**	**$ 10,653**	**$ 10,192**
Amortization of above and below market leases, net	(1,299)	(1,146)	(312)	(312)	(321)	(354)	(122)
Straight-line rental revenue	(13,125)	210	(2,077)	(4,898)	(2,519)	(3,631)	(764)
Unconsolidated Joint Venture basis difference amortization	455	455	114	114	113	114	114
Capital expenditures and leasing costs (3)	(59,973)	(24,068)	(17,777)	(18,283)	(15,572)	(8,341)	(8,247)
Other adjustments, net	282	340	75	66	68	73	78
Proportionate share of Unconsolidated Joint Venture adjustments for the items above, as applicable	99	(82)	33	27	28	11	(17)
FAD attributable to common stockholders	**$ (29,885)**	**$ 32,464**	**$ (9,386)**	**$ (12,279)**	**$ (6,745)**	**$ (1,475)**	**$ 1,234**
Weighted average shares outstanding - basic	56,232	55,903	56,316	56,313	56,254	56,043	55,950
Effect of weighted average dilutive securities (4)	80	74	705	530	47	267	325
Weighted average shares outstanding - diluted	**56,312**	**55,977**	**57,021**	**56,843**	**56,301**	**56,310**	**56,275**
FFO attributable to common stockholders per diluted share	$ 0.43	$ 0.84	$ 0.00	$ 0.12	$ 0.16	$ 0.16	$ 0.14
Core FFO attributable to common stockholders per diluted share	$ 0.78	$ 1.01	$ 0.19	$ 0.19	$ 0.20	$ 0.19	$ 0.18
FAD attributable to common stockholders per diluted share	$ (0.53)	$ 0.58	$ (0.17)	$ (0.22)	$ (0.12)	$ (0.03)	$ 0.02

(3) Capital expenditures and leasing costs during the three months and year ended December 31, 2025 includes capitalized interest of $0.2 million and $0.5 million, respectively, primarily related to lease related commitments.

(4) Dilutive securities include unvested restricted stock units net of assumed repurchases in accordance with the treasury stock method and exclude performance-based restricted stock units for which the thresholds have not been met by the end of the applicable reporting period. Such dilutive securities are not included when calculating net loss per diluted share applicable to the Company for the periods presented above, as the effect would be antidilutive.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 11

Q4 2025 SUPPLEMENTAL INFORMATION

EBITDA, EBITDAre and Adjusted EBITDA

(unaudited, in thousands)

	Year Ended		Three Months Ended				
	December 31, 2025	December 31, 2024	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Net loss attributable to common stockholders	$ (139,309)	$ (103,012)	$ (35,810)	$ (69,035)	$ (25,103)	$ (9,361)	$ (32,762)
Adjustments:							
Interest expense, net	31,525	32,637	7,473	7,880	8,016	8,156	8,263
Depreciation and amortization	58,746	100,820	13,087	14,709	14,928	16,022	17,789
Provision for income taxes	259	214	59	67	67	66	(12)
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	3,961	3,688	972	1,004	1,008	977	951
EBITDA	**$ (44,818)**	**$ 34,347**	**$ (14,219)**	**$ (45,375)**	**$ (1,084)**	**$ 15,860**	**$ (5,771)**
Gain on disposition of real estate assets	(7,058)	—	(2,902)	(3,265)	(891)	—	—
Impairment of real estate	99,376	47,552	14,466	63,698	19,503	1,709	22,187
Impairment of investment in unconsolidated joint venture and proportionate share of adjustments for items above, as applicable	10,805	—	10,805	—	—	—	—
EBITDAre	**$ 58,305**	**$ 81,899**	**$ 8,150**	**$ 15,058**	**$ 17,528**	**$ 17,569**	**$ 16,416**
Transaction related	898	539	645	114	75	64	157
Amortization of above and below market leases, net	(1,299)	(1,146)	(312)	(312)	(321)	(354)	(122)
Amortization of deferred lease incentives, net	530	509	136	175	115	104	136
Loss on extinguishment of debt, net	—	1,078	—	—	—	—	—
Other adjustments, net [(1)]	10,553	—	7,508	2,366	629	50	—
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	(30)	(30)	(8)	(7)	(8)	(7)	(8)
Adjusted EBITDA	**$ 68,957**	**$ 82,849**	**$ 16,119**	**$ 17,394**	**$ 18,018**	**$ 17,426**	**$ 16,579**

(1) See discussion of items included in other adjustments, net in notes 1 and 2 to FFO, Core FFO and FAD on page 10.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 12

Q4 2025 SUPPLEMENTAL INFORMATION

Capital Structure

(unaudited, dollars and shares in thousands, except per share amounts)

Capitalization



Common equity	20.6 %
Mortgages payable (2)	60.4 %
Credit facility revolver	14.8 %
Proportionate share of Unconsolidated Joint Venture debt	4.2 %

Principal Payments Due


2026
$117,753
2027
$355,000
Thereafter
$18,000

Capitalization Table

	Wtd. Avg. Maturity (Years)	Wtd. Avg. Interest Rate (1)	December 31, 2025 / Principal Outstanding
Common stock outstanding			56,315
Stock price			$ 2.26
Implied Equity Market Capitalization			**$ 127,272**
Mortgages payable (2)	1.3	5.02 %	$ 373,000
Proportionate share of Unconsolidated Joint Venture debt	0.0	6.26 %	25,753
Total secured debt	**1.3**	**5.10 %**	**$ 398,753**
Total unsecured credit facility revolver (3)	**0.4**	**7.01 %**	**$ 92,000**
Total Principal Outstanding	**1.1**	**5.45 %**	**$ 490,753**
Total Capitalization			**$ 618,025**
Cash and cash equivalents			22,362
Proportionate share of Unconsolidated Joint Venture cash and cash equivalents			495
Enterprise Value			**$ 595,168**
Net Debt/Enterprise Value			78.6 %
Net Debt/Gross Real Estate Investments			33.4 %
Full Year Fixed Charge Coverage Ratio			2.27x
Liquidity (4)			$ 145,857
Net Debt/Annualized Most Recent Quarter Adjusted EBITDA			7.26x
Net Debt/Full Year Adjusted EBITDA			6.79x
Modified Net Debt (5)/Full Year Adjusted EBITDA			6.21x

(1) Interest rate for variable rate debt represents the interest rate in effect as of December 31, 2025.

(2) Includes $355.0 million securitized mortgage loan secured by 19 of the Company's properties (the "CMBS Loan") which bears interest at a fixed rate of 4.971% and as of December 31, 2025, was scheduled to mature on February 11, 2027. Pursuant to the terms of the Loan Modification Agreement effective February 17, 2026, the CMBS Loan has been modified to, among other things, (i) extend the maturity date two years until February 11, 2029, subject to two borrower extension options for a total of 18 months if certain conditions have been satisfied, (ii) establish a new all-purpose reserve into which all existing borrower reserve accounts were funded and the Company deposited an additional $7.74 million, and (iii) authorize the lender to sweep all monthly excess cash flows from the 19 properties, after payment of interest and property operating expenses, until maturity, and to apply such excess cash flows to a combination of prepaying the outstanding principal balance of the CMBS Loan and funding the all-purpose reserve. Also includes $18.0 million fixed rate mortgage loan secured by the San Ramon, California property (the "San Ramon Loan") which bears interest at a fixed rate of 5.90% and matures on December 1, 2031.

(3) As of December 31, 2025, these borrowings which are secured only by a pledge of equity interests of certain of the Company's subsidiaries and were classified as unsecured indebtedness. On February 18, 2026, the Company entered into a credit agreement for a new credit facility revolver (the "New Credit Facility Revolver") and the Company's original credit facility revolver was terminated and the indebtedness thereunder was discharged and paid in full with borrowings under the New Credit Facility Revolver. The New Credit Facility Revolver includes the following terms and conditions, among others (i) a maturity date of February 18, 2028, subject to two six-month borrower extension options, (ii) total lenders' commitments of $215.0 million (a reduction in the lenders' commitment from $350.0 million under the original credit facility revolver), (iii) the Company agreed to grant first priority mortgages on a pool of 28 of its properties and other customary collateral associated with a first lien on commercial properties as additional collateral for our borrowings under the New Credit Facility Revolver, and (iv) the interest rate applicable to the loans under the New Credit Facility Revolver may be determined, at the election of the Company, on the basis of Daily Simple SOFR, Term SOFR or base rate, plus an applicable margin of 2.75% for SOFR loans and 1.75% for base rate loans (representing a 50-basis point reduction in the applicable margins under the original credit facility revolver and the 10-basis point SOFR adjustment under the original credit facility revolver has been eliminated.

(4) Liquidity represents cash and cash equivalents $22.9 million, including the Company's proportionate share of cash from the Unconsolidated Joint Venture, as well as $123.0 million available capacity on the Company's credit facility revolver as of December 31, 2025, as adjusted for the reduced borrowing capacity under the New Credit Facility Revolver.

(5) Modified Net Debt is calculated as Net Debt less restricted cash and the Company's proportionate share of restricted cash from the Unconsolidated Joint Venture of $38.3 million and $1.6 million, respectively, as of December 31, 2025. Beginning in 2026, the Company will be revising its definition and calculation of Net Debt to also add restricted cash and the Company's proportionate share of restricted cash from the Unconsolidated Joint Venture to the amounts that reduce the Company's Adjusted Principal Outstanding under debt obligations. This change in definition will be applied retrospectively beginning January 1, 2026.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 13

Q4 2025 SUPPLEMENTAL INFORMATION

Debt Detail

(unaudited, dollars in thousands)

Principal Payments Due	Total	2026	2027	2028	Thereafter
Credit facility revolver (1)	$ 92,000	$ 92,000	$ —	$ —	$ —
Mortgages payable (2)	373,000	—	355,000	—	18,000
Proportionate share of Unconsolidated Joint Venture debt (3)	25,753	25,753	—	—	—
Total Principal Outstanding	**$ 490,753**	**$ 117,753**	**$ 355,000**	**$ —**	**$ 18,000**

Debt Type	Percentage of Principal Outstanding	Weighted Average Interest Rate (4)	Weighted Average Years to Maturity
Credit facility revolver (1)	18.7 %	7.01 %	0.4
Mortgages payable (2)	76.0 %	5.02 %	1.3
Proportionate share of Unconsolidated Joint Venture debt (3)	5.3 %	6.26 %	0.0
Total	**100.0 %**	**5.45 %**	**1.1**
Total unsecured debt	18.7 %	7.01 %	0.4
Total secured debt	81.3 %	5.10 %	1.3
Total	**100.0 %**	**5.45 %**	**1.1**
Total fixed-rate debt	76.0 %	5.02 %	1.3
Total variable-rate debt	24.0 %	6.85 %	0.3
Total	**100.0 %**	**5.45 %**	**1.1**

(1) The credit facility revolver was scheduled to mature on May 12, 2026. Pursuant to the terms of the New Credit Facility Revolver, the maturity date under the original credit facility revolver was extended to February 18, 2028, subject to the borrower's right to further extend the maturity date for two additional option periods of six months each, upon satisfaction of certain conditions. As of December 31, 2025, there was $92.0 million outstanding on the original credit facility revolver and the variable interest rate was determined, at the election of the borrower, on the basis of Daily Simple SOFR, Term SOFR or a base rate, in the case of a SOFR loan, plus 3.25% and plus a 0.10% SOFR adjustment, and in the case of a base rate loan, plus 2.25%. Pursuant to the terms of the New Credit Facility Revolver, the applicable margins were reduced by 50-basis points (2.75% in the case of a SOFR loan, and 1.75% in the case of a base rate loan) and the 10-basis point SOFR adjustment has been eliminated.

(2) Includes $355.0 million securitized mortgage loan secured by 19 of the Company's properties (the "CMBS Loan") which bears interest at a fixed rate of 4.971% as of December 31, 2025, was scheduled to mature on February 11, 2027. On February 17, 2026, the Company entered into a loan extension and modification agreement with the lender under the CMBS Loan ("Loan Modification Agreement"). Pursuant to the terms of the Loan Modification Agreement, the CMBS Loan has been modified to, among other things, extend the maturity date two years until February 11, 2029, subject to two borrower extension options for a total of 18 months if certain conditions have been satisfied. The fixed annual interest rate on the CMBS Loan of 4.971% is unchanged during the extension terms. Also includes $18.0 million fixed rate mortgage loan secured by the San Ramon, California property (the "San Ramon Loan") which bears interest at a fixed rate of 5.90% and matures on December 1, 2031.

(3) The non-recourse mortgage notes associated with the Unconsolidated Joint Venture were scheduled to mature on November 27, 2025, subject to one remaining one-year borrower option to extend the maturity until November 27, 2026. The Unconsolidated Joint Venture exercised the extension option during September 2025. However, in order to extend the debt, the Unconsolidated Joint Venture is required to make an approximately $16.0 million prepayment of loan principal outstanding to satisfy the 60% loan-to-value extension condition. Due to capital constraints of the Company's joint venture partner, the joint venture has been unable to make this prepayment. The loan was temporarily extended until February 26, 2026 and the joint venture remains in discussions with the lenders about next steps which may include an additional short-term extension and restructuring of the debt with a lender, excess cash flow sweep and the requirement to sell one or more properties and utilize the net proceeds to prepay principal outstanding under the debt. The Company cannot provide any assurance that the Unconsolidated Joint Venture will be able to satisfy the loan-to-value condition or otherwise extend or refinance this debt obligation or that the lenders will not seek to enforce their remedies due to the existing payment default.

(4) Interest rate for variable rate debt represents the interest rate in effect as of December 31, 2025.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Properties Inc. | WWW.ONLREIT.COM | 14

Q4 2025 SUPPLEMENTAL INFORMATION

Ratio Analysis

(unaudited, dollars in thousands)

	Year Ended	Three Months Ended				
	December 31, 2025	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Interest Coverage Ratio						
Interest Expense, excluding non-cash amortization [(1)]	$ 29,841	$ 7,028	$ 7,463	$ 7,612	$ 7,738	$ 7,799
Adjusted EBITDA [(2)]	68,957	16,119	17,394	18,018	17,426	16,579
Interest Coverage Ratio	2.31x	2.29x	2.33x	2.37x	2.25x	2.13x
Fixed Charge Coverage Ratio						
Interest Expense, excluding non-cash amortization [(1)]	$ 29,841	$ 7,028	$ 7,463	$ 7,612	$ 7,738	$ 7,799
Proportionate share of Unconsolidated Joint Venture adjustments for secured debt principal amortization	577	144	146	145	142	141
Total fixed charges	30,418	7,172	7,609	7,757	7,880	7,940
Adjusted EBITDA [(2)]	68,957	16,119	17,394	18,018	17,426	16,579
Fixed Charge Coverage Ratio	2.27x	2.25x	2.29x	2.32x	2.21x	2.09x

(1) Refer to the Statements of Operations section for interest expense calculated in accordance with GAAP and to the Definitions section for the required reconciliation to the most directly comparable GAAP financial measure.

(2) Refer to the Statements of Operations section for net loss calculated in accordance with GAAP and to the EBITDA, EBITDAre and Adjusted EBITDA section for the required reconciliation to the most directly comparable GAAP financial measure.

	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Net Debt Ratios					
Net Debt [(1)]	$ 467,896	$ 475,864	$ 491,329	$ 521,410	$ 502,304
Annualized Most Recent Quarter Adjusted EBITDA	64,476	69,576	72,072	69,704	66,316
Net Debt to Annualized Most Recent Quarter Adjusted EBITDA Ratio	7.26x	6.84x	6.82x	7.48x	7.57x
Net Debt [(1)]	$ 467,896	$ 475,864	$ 491,329	$ 521,410	$ 502,304
Full Year Adjusted EBITDA [(2)]	68,957	70,451	70,888	69,704	82,849
Net Debt to Full Year Adjusted EBITDA Ratio [(2)]	6.79x	6.75x	6.93x	7.48x	6.06x
Net Debt [(1)]	$ 467,896	$ 475,864	$ 491,329	$ 521,410	$ 502,304
Gross Real Estate Investments [(1)]	1,399,733	1,423,695	1,535,433	1,556,567	1,555,562
Net Debt Leverage Ratio	33.4 %	33.4 %	32.0 %	33.5 %	32.3 %

(1) Refer to the Balance Sheets section for total debt and real estate investments, at cost calculated in accordance with GAAP and to the Definitions section for the required reconciliation to the most directly comparable GAAP financial measure.

(2) Full Year Adjusted EBITDA for the three months ended September 30, 2025, June 30, 2025 and March 31, 2025 have been annualized for the purpose of this calculation.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 15

Credit Facility Revolver Covenants (unaudited) The table that follows summarizes the financial covenants for the Company's New Credit Facility Revolver as defined and calculated per the terms of the facility's credit agreement as of December  31, 2025. These calculations are presented to investors to show the Company's compliance with the financial covenants and are not measures of our liquidity or performance. As of December  31, 2025, the Company believes it was in compliance with these covenants based on the covenant limits and calculations in place at that time. The Company's original credit facility revolver has been terminated and replaced by the New Credit Facility Revolver, and therefore the financial covenants under the original credit facility revolver are no longer relevant or applicable. New Credit Facility Revolver Financial Covenants Required December 31, 2025 Ratio of total indebtedness to total asset value ≤ 60% 42.8% Ratio of adjusted EBITDA to fixed charges ≥ 1.5x 2.38x Consolidated tangible net worth ≥ $740.6 million $987.3 million Collateral property availability ≥ $215.0 million $289.3 million Collateral property debt yield ≥ 13% 23.8% Q4 2025 SUPPLEMENTAL INFORMATION See the Definitions section for a description of the Company's non-GAAP and operating metrics. Orion Properties Inc. | WWW.ONLREIT.COM | 16

Q4 2025 SUPPLEMENTAL INFORMATION

Net Operating Income (NOI) and Cash NOI

(unaudited, dollars in thousands)

	Year Ended		Three Months Ended				
	December 31, 2025	December 31, 2024	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Rental revenue:							
Cash rental revenue	$ 88,373	$ 117,953	$ 20,372	$ 21,469	$ 22,890	$ 23,642	$ 26,821
Fixed reimbursements	6,100	5,881	1,546	1,526	1,519	1,509	1,459
Variable reimbursements	31,314	35,897	7,385	7,889	8,580	7,460	8,446
Straight-line rental revenue	13,125	(210)	2,077	4,898	2,519	3,631	764
Amortization of above and below market leases, net	1,299	1,146	312	312	321	354	122
Amortization of deferred lease incentives, net	(530)	(509)	(136)	(175)	(115)	(104)	(136)
Other rental revenue	7,146	3,897	3,454	999	1,388	1,305	685
Total rental revenue	146,827	164,055	35,010	36,918	37,102	37,797	38,161
Property operating expense	(64,828)	(65,151)	(15,199)	(17,284)	(15,895)	(16,450)	(16,752)
NOI	**81,999**	**98,904**	**$ 19,811**	**$ 19,634**	**$ 21,207**	**$ 21,347**	**$ 21,409**
Adjustments:							
Straight-line rental revenue	(13,125)	210	(2,077)	(4,898)	(2,519)	(3,631)	(764)
Amortization of above and below market leases, net	(1,299)	(1,146)	(312)	(312)	(321)	(354)	(122)
Amortization of deferred lease incentives, net	530	509	136	175	115	104	136
Other non-cash adjustments	192	192	48	48	48	48	48
Proportionate share of Unconsolidated Joint Venture Cash NOI	3,586	3,471	893	900	897	896	859
Cash NOI	**$ 71,883**	**$ 102,140**	**$ 18,499**	**$ 15,547**	**$ 19,427**	**$ 18,410**	**$ 21,566**

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 17

Q4 2025 SUPPLEMENTAL INFORMATION

Leasing Activity

(unaudited, square feet and dollars in thousands)

During the periods indicated below, the Company entered into new and renewal leases as summarized in the following tables:

	Three Months Ended December 31, 2025		
	New Leases	Renewals [1]	Total
Number of leases	1	2	3
Rentable square feet leased	7	55	62
Weighted average lease term (by rentable square feet) (years) - firm term [2]	5.5	1.8	2.3
Weighted average lease term (by rentable square feet) (years) - non-firm term [2]	5.5	1.8	2.3
Weighted average new term rental rate per rentable square foot per year (cash basis)	$ 20.00	$ 22.49	$ 22.21
Weighted average rental rate change (cash basis) [3] [4]	N/A	12.8 %	12.8 %
Tenant rent concessions and leasing costs per rentable square foot per year - firm term [5] [6]	$ 5.35	$ 2.22	$ 3.06
Tenant rent concessions and leasing costs per rentable square foot per year - non-firm term [5]	$ 5.35	$ 2.22	$ 3.06

	Three Months Ended December 31, 2024		
	New Leases	Renewals	Total
Number of leases	2	1	3
Rentable square feet leased	138	116	254
Weighted average lease term (by rentable square feet) (years) - firm term [2]	10.9	13.0	11.8
Weighted average lease term (by rentable square feet) (years) - non-firm term [2]	10.9	13.0	11.8
Weighted average new term rental rate per rentable square foot per year (cash basis)	$ 16.31	$ 18.25	$ 17.19
Weighted average rental rate change (cash basis) [3] [4]	(9.7)%	(43.8)%	(30.2)%
Tenant rent concessions and leasing costs per rentable square foot per year - firm term [5] [6]	$ 4.88	$ 7.95	$ 6.42
Tenant rent concessions and leasing costs per rentable square foot per year - non-firm term [5]	$ 4.88	$ 7.95	$ 6.42

(1) Excludes one four-month extension at the Company's 109,000 square foot property in East Syracuse, New York.

(2) Firm term includes the non-cancellable portion of the lease term and any cancellable portion of the lease term if the tenant's right to cancel requires payment of a termination fee. Non-firm term includes the firm term plus the portion of the lease term, principally under our United States Government leases, where the tenant has the right to terminate without payment of a termination fee.

(3) Represents weighted average percentage increase or decrease in (i) the annualized monthly cash amount charged to the applicable tenants (including monthly base rent receivables and certain fixed contractually obligated reimbursements by the applicable tenants, which may include estimates) as of the commencement date of the new lease term (excluding any full or partial rent abatement period) compared to (ii) the annualized monthly cash amount charged to the applicable tenants (including the monthly base rent receivables and certain fixed contractually obligated reimbursements by the applicable tenants, which may include estimates) as of the expiration date of the prior lease term. Contractually obligated reimbursements include estimated amortization of certain landlord funded improvements under our United States Government leases. If a space has been or will be vacant for more than 12 months prior to the commencement of a new lease, was previously otherwise not generating full cash rental revenue or if the lease types are not comparable, the lease will be excluded from the rental rate change calculation.

(4) Excludes one new lease for approximately 7,000 square feet for the three months ended December 31, 2025 that had been or will be vacant for more than 12 months at the time the new lease commences. There were no new leases excluded during the three months ended December 31, 2024.

(5) Includes tenant improvement allowances and base building allowances, certain reimbursable and non-reimbursable landlord funded improvements, leasing commissions and rent concessions (includes estimates of property operating expenses, where applicable). For its multi-tenant properties, the Company has allocated the estimated cost of landlord funded improvements that benefit the property generally and/or the common areas and not the tenant's premises in particular, to the applicable lease based on square footage of the related tenant.

(6) There were no reimbursable landlord funded improvements or tenant improvement allowances included in the tenant rent concessions and leasing costs for the three months ended December 31, 2025 and 2024.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 18

Q4 2025 SUPPLEMENTAL INFORMATION

Leasing Activity (continued)

(unaudited, square feet and dollars in thousands)

During the periods indicated below, the Company entered into new and renewal leases as summarized in the following tables:

	Year Ended December 31, 2025		
	New Leases	Renewals (1)	Total
Number of leases	6	12	18
Rentable square feet leased	319	605	924
Weighted average lease term (by rentable square feet) (years) - firm term (2)	9.5	6.3	7.4
Weighted average lease term (by rentable square feet) (years) - non-firm term (2)	9.5	6.4	7.5
Weighted average new term rental rate per rentable square foot per year (cash basis)	$ 26.04	$ 19.40	$ 21.70
Weighted average rental rate change (cash basis) (3) (4)	9.4 %	(7.1)%	(5.6)%
Tenant rent concessions and leasing costs per rentable square foot per year - firm term (5)	$ 7.99	$ 5.19	$ 6.44
Tenant rent concessions and leasing costs per rentable square foot per year - non-firm term (5)	$ 7.99	$ 5.07	$ 6.35

	Year Ended December 31, 2024		
	New Leases	Renewals	Total
Number of leases	6	9	15
Rentable square feet leased	287	799	1,086
Weighted average lease term (by rentable square feet) (years) - firm term (2)	10.5	6.9	7.9
Weighted average lease term (by rentable square feet) (years) - non-firm term (2)	12.9	7.0	8.6
Weighted average new term rental rate per rentable square foot per year (cash basis)	$ 22.27	$ 21.16	$ 21.46
Weighted average rental rate change (cash basis) (3) (4)	(9.7)%	(6.6)%	(7.0)%
Tenant rent concessions and leasing costs per rentable square foot per year - firm term (5) (6)	$ 9.00	$ 3.55	$ 5.48
Tenant rent concessions and leasing costs per rentable square foot per year - non-firm term (5)	$ 7.34	$ 3.49	$ 5.02

(1) Includes the Company's proportionate share of rentable square feet and tenant rent concessions and leasing costs for one 163,000 square foot renewal at a property owned by the Arch Street Joint Venture and excludes one four-month extension at the Company's 109,000 square foot property in East Syracuse, New York.

(2) Firm term includes the non-cancellable portion of the lease term and any cancellable portion of the lease term if the tenant's right to cancel requires payment of a termination fee. Non-firm term includes the firm term plus the portion of the lease term, principally under our United States Government leases, where the tenant has the right to terminate without payment of a termination fee.

(3) Represents weighted average percentage increase or decrease in (i) the annualized monthly cash amount charged to the applicable tenants (including monthly base rent receivables and certain fixed contractually obligated reimbursements by the applicable tenants, which may include estimates) as of the commencement date of the new lease term (excluding any full or partial rent abatement period) compared to (ii) the annualized monthly cash amount charged to the applicable tenants (including the monthly base rent receivables and certain fixed contractually obligated reimbursements by the applicable tenants, which may include estimates) as of the expiration date of the prior lease term. Contractually obligated reimbursements include estimated amortization of certain landlord funded improvements under our United States Government leases. If a space has been or will be vacant for more than 12 months prior to the commencement of a new lease or was previously otherwise not generating full cash rental revenue, the lease will be excluded from the rental rate change calculation.

(4) Excludes five new leases for approximately 239,000 square feet and four new leases for approximately 149,000 square feet for the years ended December 31, 2025 and 2024, respectively, that had been or will be vacant for more than 12 months at the time the new lease commences.

(5) Includes tenant improvement allowances and base building allowances, certain reimbursable and non-reimbursable landlord funded improvements, leasing commissions and rent concessions (includes estimates of property operating expenses, where applicable). For its multi-tenant properties, the Company has allocated the estimated cost of landlord funded improvements that benefit the property generally and/or the common areas and not the tenant's premises in particular, to the applicable lease based on square footage of the related tenant.

(6) Includes reimbursable landlord funded improvements and tenant improvement allowances per rentable square foot per year of $2.22 for new leases, $0.05 for renewals and $0.82 in total for the year ended December 31, 2024.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 19

Q4 2025 SUPPLEMENTAL INFORMATION

Vacant Property Operating Expenses

(unaudited, square feet and dollars in thousands for the year ended December 31, 2025)

	Square Feet	Total Expenses
Operating Properties		
Fully vacant - full period [(1)]	408	$ 3,568
Fully vacant - partial period	510	1,438
Substantially vacant - partial period [(2)]	330	1,569
Fully and substantially vacant subtotal	**1,248**	**6,575**
Partially vacant [(3)]	614	4,458
Total	**1,862**	**$ 11,033**
Non-Operating Properties		
Fully vacant - full period	N/A	$ 10,617
Disposed Properties		
Disposed properties	N/A	1,722
Total Non-Operating and Disposed Properties		**$ 12,339**
Grand Total		**$ 23,372**

(1) The Company had five fully vacant Operating Properties as of December 31, 2025. All expenses are a component of property operating expenses in the consolidated statements of operations and represent expenses for which the Company does not expect to be reimbursed.

(2) Operating Properties with an Occupancy Rate of 15% or lower are considered substantially vacant. The Company had one substantially vacant Operating Property as of December 31, 2025.

(3) The Company does not record property operating expenses at the suite level; therefore, the total expenses for the year ended December 31, 2025 for partially vacant Operating Properties are estimated by multiplying the vacant square feet of the partially vacant Operating Properties by the total annualized expenses per square foot for fully vacant Operating Properties and prorating for the year ended December 31, 2025.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 20

Q4 2025 SUPPLEMENTAL INFORMATION

Acquisitions and Dispositions

(unaudited, square feet and dollars in thousands)

Acquisitions

The following table summarizes the Company's acquisition activity during the year ended December 31, 2025 and shortly thereafter.

Date Purchased	Property Location	Square Feet	Gross Purchase Price	Adjusted Purchase Price (1)	Lease Term (Years) (2)	Cash Capitalization Rate	Average Capitalization Rate
February 27, 2026	Northbrook, IL	75	$ 15,000	$ 14,064	10.8	8.1 %	9.0 %

(1) Represents Gross Purchase Price less, where applicable, adjustments to and credits against the purchase price agreed to by the Company pursuant to the purchase and sale agreement. Adjusted Purchase Price is not net of transaction costs.

(2) Represents the remaining lease term as of the acquisition date.

Dispositions

The following table summarizes the Company's disposition activity during the year ended December 31, 2025 and shortly thereafter.

Date Sold	Property Location	Square Feet	Gross Sales Price	Adjusted Sales Price (1)	Lease Term (Years)	Cash Capitalization Rate	Average Capitalization Rate
April 8, 2025	Tulsa, OK	108	$ 4,500	$ 4,075	Vacant	N/A	N/A
April 10, 2025	Englewood, CO	60	2,550	2,550	Vacant	N/A	N/A
April 10, 2025	Denver, CO	119	12,000	10,003	Vacant	N/A	N/A
May 12, 2025	Oklahoma City, OK	147	7,880	7,395	Vacant	N/A	N/A
September 8, 2025	Lawrence, KS	106	2,450	2,450	Vacant	N/A	N/A
September 30, 2025	Mount Pleasant, SC	64	13,800	13,800	Vacant (2)	N/A	N/A
September 30, 2025	Blair, NE	30	5,500	5,406	9.3	9.1%	10.1 %
October 8, 2025	Fresno, CA	127	15,680	15,680	Vacant (3)	N/A	N/A
December 22, 2025	Waukegan, IL	130	13,800	10,476	6.5	10.7%	11.4 %
December 30, 2025	Warwick, RI	70	2,500	2,490	Vacant	N/A	N/A
January 9, 2026	Bedford, MA	328	5,600	5,600	Vacant	N/A	N/A
January 15, 2026	Malvern, PA	188	7,500	7,500	Vacant	N/A	N/A
	Total	**1,477**	**$ 93,760**	**$ 87,425**			

(1) Represents Gross Sales Price less, where applicable, adjustments to and credits against the purchase price agreed to by the Company pursuant to the purchase and sale agreement. Adjusted Sales Price is not net of transaction costs.

(2) The Company closed on the sale of the Mount Pleasant, South Carolina property simultaneously with the lease expiration.

(3) The Company closed on the sale of the Fresno, California property simultaneously with the lease termination and received lease termination proceeds of $2.6 million. Prior to the lease termination, the property was 76.4% occupied by one tenant with lease expiration scheduled in May 2027.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 21

___________________________________________________ Q4 2025 SUPPLEMENTAL INFORMATION Diversification Statistics: Real Estate Portfolio (unaudited, percentages based on portfolio Annualized Base Rent excluding Non-Operating Properties as of December 31, 2025, other than Occupancy Rate and Leased Rate which are based on Rentable Square Feet as of December 31, 2025) See the Definitions section for a description of the Company's non-GAAP and operating metrics. Orion Properties Inc. | WWW.ONLREIT.COM | 22 Tenant Diversification 17.8% 10.0% 7.1% 4.4% 4.1% 3.7% 3.5% 3.4% 3.3% 3.2% General Services Administration Merrill Lynch Ingram Micro Cigna/Express Scripts Sekisui House U.S. T-Mobile Charter Communications Banner Life Insurance Encompass Health Collins Aerospace Geographic Diversification 18.9% 13.4% 10.0% 9.5% 6.0% 5.4% 4.4% 4.2% 4.2% 4.2% Texas New Jersey New York Kentucky Colorado California Maryland Virginia Georgia Tennessee Industry Diversification 18.3% 13.7% 10.8% 10.0% 9.0% 7.7% 6.7% 5.0% 4.1% 4.0% Government & Public Services Health Care Equipment & Services Capital Goods Financial Institutions Software & Services Materials Telecommunication Services Commercial & Professional Services Consumer Durables & Apparel Transportation Lease Expirations 10.2% 12.7% 23.0% 5.7% 7.0% 0.5% 2.3% 3.5% 3.4% 13.0% 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Statistics (square feet and dollars in thousands) Operating Properties 58 Unconsolidated Joint Venture Properties 6 Non-Operating Properties 8 Rentable Square Feet 6,737 Annualized Base Rent $ 111,280 Occupancy Rate 78.7 % Leased Rate 80.7 % Weighted Average Remaining Lease Term 5.7 Investment-Grade Tenants 66.7 % NN leases 55.9 % NNN leases 13.3%

Q4 2025 SUPPLEMENTAL INFORMATION

Tenants Comprising Over 1% of Annualized Base Rent

(unaudited, square feet and dollars in thousands as of December 31, 2025)

Tenant	Number of Leases	Occupied Square Feet	% of Total Rentable Square Feet	Annualized Base Rent	% of Total Annualized Base Rent	Credit Rating
General Services Administration	15	724	10.7 %	$ 19,821	17.8 %	AA+
Merrill Lynch	1	482	7.2 %	11,136	10.0 %	A-
Ingram Micro	2	330	4.9 %	7,860	7.1 %	BB
Cigna/Express Scripts	2	275	4.1 %	4,866	4.4 %	A-
Sekisui House U.S.	1	145	2.2 %	4,562	4.1 %	BBB
T-Mobile	3	216	3.2 %	4,128	3.7 %	BBB
Charter Communications	2	264	3.9 %	3,902	3.5 %	BB+
Banner Life Insurance	1	116	1.7 %	3,762	3.4 %	A
Encompass Health	1	65	1.0 %	3,646	3.3 %	BB
Collins Aerospace	1	207	3.1 %	3,513	3.2 %	BBB+
Top Ten Tenants	**29**	**2,824**	**42.0 %**	**67,196**	**60.5 %**	
Remaining Tenants:						
Home Depot/HD Supply	2	153	2.3 %	3,448	3.1 %	A
AT&T	1	203	3.0 %	3,383	3.0 %	BBB
Linde	1	175	2.6 %	2,886	2.6 %	A
Maximus	2	168	2.5 %	2,673	2.4 %	BB+
Valent U.S.A.	1	97	1.4 %	2,510	2.3 %	NR
Brown University Health	1	136	2.0 %	2,209	2.0 %	NR
GE Vernova	1	152	2.3 %	2,117	1.9 %	BBB
NetJets	1	140	2.1 %	2,040	1.8 %	NR
Elementis	1	66	1.0 %	1,980	1.8 %	NR
Day Pitney	1	56	0.8 %	1,811	1.6 %	NR
FedEx	1	90	1.3 %	1,623	1.5 %	BBB
AGCO	1	126	1.9 %	1,606	1.4 %	BBB-
Intermec	1	81	1.2 %	1,545	1.4 %	A
Becton Dickinson	1	73	1.1 %	1,425	1.3 %	BBB
Ifm Efector	1	45	0.7 %	1,375	1.2 %	NR
Peraton	1	33	0.5 %	1,213	1.1 %	B-
Ineos Pigments	1	120	1.8 %	1,108	1.0 %	BB-
Change Healthcare Operations	1	55	0.8 %	1,097	1.0 %	A+
Total	**49**	**4,793**	**71.3 %**	**$ 103,245**	**92.9 %**	

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 23

Q4 2025 SUPPLEMENTAL INFORMATION

Tenant Industry Diversification

(unaudited, square feet and dollars in thousands as of December 31, 2025)

Industry	Number of Leases (1)	Occupied Square Feet	% of Total Rentable Square Feet	Annualized Base Rent	% of Total Annualized Base Rent
Government & Public Services	17	768	11.4 %	$ 20,381	18.3 %
Health Care Equipment & Services	10	748	11.1 %	15,233	13.7 %
Capital Goods	9	714	10.6 %	12,015	10.8 %
Financial Institutions	1	482	7.2 %	11,136	10.0 %
Software & Services	4	422	6.3 %	9,986	9.0 %
Materials	5	463	6.9 %	8,581	7.7 %
Telecommunication Services	4	419	6.2 %	7,511	6.7 %
Commercial & Professional Services	10	281	4.2 %	5,613	5.0 %
Consumer Durables & Apparel	1	145	2.2 %	4,562	4.1 %
Transportation	4	279	4.1 %	4,457	4.0 %
Top Ten Tenant Industries	**65**	**4,721**	**70.2 %**	**99,475**	**89.3 %**
Remaining Tenant Industries:					
Media & Entertainment	2	264	3.9 %	3,902	3.5 %
Insurance	1	116	1.7 %	3,762	3.4 %
Retailing	3	157	2.3 %	3,526	3.2 %
Utilities	1	26	0.4 %	394	0.4 %
Restaurant	4	15	0.2 %	172	0.2 %
Real Estate	1	2	— %	49	— %
Total	**77**	**5,301**	**78.7 %**	**$ 111,280**	**100.0 %**

(1) The Company has certain Operating Properties that are subject to multiple leases.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Properties Inc. | WWW.ONLREIT.COM | 24

Q4 2025 SUPPLEMENTAL INFORMATION

Lease Expirations

(unaudited, square feet and dollars in thousands as of December 31, 2025)

Year of Expiration	Number of Leases Expiring [(1)]	Occupied Square Feet	% of Total Rentable Square Feet	Annualized Base Rent	% of Total Annualized Base Rent
2026	11	519	7.7 %	$ 11,390	10.2 %
2027	11	891	13.2 %	14,106	12.7 %
2028	13	1,112	16.5 %	25,560	23.0 %
2029	6	401	6.0 %	6,362	5.7 %
2030	7	241	3.6 %	7,803	7.0 %
2031	2	18	0.3 %	570	0.5 %
2032	3	174	2.6 %	2,621	2.3 %
2033	3	211	3.1 %	3,901	3.5 %
2034	5	242	3.6 %	3,760	3.4 %
2035	4	640	9.5 %	14,422	13.0 %
Thereafter	12	852	12.6 %	20,785	18.7 %
Total	**77**	**5,301**	**78.7 %**	**$ 111,280**	**100.0 %**

(1) The Company has certain Operating Properties that are subject to multiple leases.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 25

Q4 2025 SUPPLEMENTAL INFORMATION

Lease Summary

(unaudited, square feet and dollars in thousands as of December 31, 2025)

Rent Escalations	Number of Leases [(1)]	Occupied Square Feet	% of Total Rentable Square Feet	Annualized Base Rent	% of Total Annualized Base Rent
Fixed Dollar or Percent Increase	56	4,421	65.6 %	$ 88,921	79.9 %
GSA CPI	14	689	10.2 %	19,080	17.1 %
Flat	6	110	1.7 %	1,734	1.6 %
CPI	1	81	1.2 %	1,545	1.4 %
Total	**77**	**5,301**	**78.7 %**	**$ 111,280**	**100.0 %**

Tenant Expense Obligations	Number of Leases [(1)]	Occupied Square Feet	% of Total Rentable Square Feet	Annualized Base Rent	% of Total Annualized Base Rent
NN	45	3,356	49.8 %	$ 62,194	55.9 %
Modified Gross	21	1,187	17.6 %	34,224	30.8 %
NNN	10	753	11.2 %	14,807	13.3 %
Gross	1	5	0.1 %	55	— %
Total	**77**	**5,301**	**78.7 %**	**$ 111,280**	**100.0 %**

(1) The Company has certain Operating Properties that are subject to multiple leases.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Properties Inc. | WWW.ONLREIT.COM | 26

Q4 2025 SUPPLEMENTAL INFORMATION

Operating Property Geographic Diversification

(unaudited, square feet and dollars in thousands as of December 31, 2025)

Location	Number of Properties	Rentable Square Feet	% of Total Rentable Square Feet	Annualized Base Rent	% of Total Annualized Base Rent
Texas	15	1,351	20.1 %	$ 21,083	18.9 %
New Jersey	3	714	10.6 %	14,927	13.4 %
New York	6	766	11.4 %	11,102	10.0 %
Kentucky	2	458	6.8 %	10,538	9.5 %
Colorado	3	392	5.8 %	6,679	6.0 %
California	3	214	3.2 %	5,990	5.4 %
Maryland	2	236	3.5 %	4,870	4.4 %
Virginia	2	240	3.6 %	4,726	4.2 %
Georgia	3	284	4.2 %	4,704	4.2 %
Tennessee	4	240	3.6 %	4,623	4.2 %
Top Ten States	**43**	**4,895**	**72.8 %**	**89,242**	**80.2 %**
Remaining States:					
Missouri	2	207	3.1 %	3,033	2.7 %
Ohio	2	169	2.5 %	2,497	2.2 %
Wisconsin	1	155	2.3 %	2,416	2.2 %
Rhode Island	1	136	2.0 %	2,209	2.0 %
Iowa	2	92	1.4 %	2,046	1.8 %
West Virginia	1	63	0.9 %	1,463	1.3 %
Pennsylvania	1	45	0.7 %	1,375	1.2 %
Oregon	1	69	1.0 %	1,188	1.1 %
Kansas	1	90	1.3 %	1,107	1.0 %
Nebraska	1	150	2.2 %	913	0.8 %
Illinois	1	33	0.5 %	844	0.8 %
Massachusetts	1	50	0.7 %	757	0.7 %
Idaho	1	35	0.5 %	741	0.7 %
Indiana	1	83	1.2 %	592	0.5 %
Minnesota	1	39	0.6 %	505	0.5 %
Florida	1	6	0.1 %	247	0.2 %
Oklahoma	1	330	4.9 %	105	0.1 %
Arizona	1	90	1.3 %	—	— %
Total	**64**	**6,737**	**100.0 %**	**$ 111,280**	**100.0 %**

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 27

Operating Property Type (unaudited, square feet and dollars in thousands as of December 31, 2025) Property Type Number of Properties Rentable Square Feet % of Total Rentable Square Feet Annualized Base Rent % of Total Annualized Base Rent Traditional Office 36 4,724 70.1% $ 71,507 64.2 % Governmental 17 938 13.9% 21,346 19.2 % Flex/Industrial 5 652 9.7% 8,437 7.6 % Flex/Laboratory and R&D 4 268 4.0% 6,344 5.7 % Medical Office 2 155 2.3% 3,646 3.3 % Total 64 6,737 100.0% $ 111,280 100.0 % Q4 2025 SUPPLEMENTAL INFORMATION See the Definitions section for a description of the Company's non-GAAP and operating metrics. Orion Properties Inc. | WWW.ONLREIT.COM | 28

Q4 2025 SUPPLEMENTAL INFORMATION

Full Portfolio (1)

(unaudited, as of December 31, 2025)

Industry	Address	Rentable Square Feet	Occupancy Rate	Weighted Average Remaining Lease Term	Annualized Base Rent	
Commercial & Professional Services	4335 Paredes Line Road Brownsville, TX	78	100.0 %	2.4	$ 1,566	(5)
Telecommunication Services	3750 Wheeler Road Augusta, GA	78	100.0 %	1.8	1,781	(5)
Telecommunication Services	4080 27th Court SE Salem, OR	69	100.0 %	1.3	1,188	(5)
Health Care Equipment & Services	8455 University Place Drive St. Louis, MO	181	100.0 %	3.0	2,639	(2)
Government & Public Services	2305 Hudson Boulevard Brownsville, TX	11	100.0 %	8.1	351	(2)
Government & Public Services	257 Bosley Industrial Park Parkersburg, WV	63	100.0 %	13.4	1,463	(5)
Government & Public Services	2805 Pine Mill Road Paris, TX	11	100.0 %	5.7	434	(2)
Government & Public Services	3381 U.S. Highway 277 Eagle Pass, TX	20	100.0 %	12.3	555	(5)
Government & Public Services	2475 Cliff Creek Crossing Dr Dallas, TX	17	100.0 %	4.8	683	(5)
Government & Public Services	3644 Avtech Parkway Redding, CA	44	100.0 %	0.8	1,349	(5)
Government & Public Services	5100 W 36th Street Minneapolis, MN	39	100.0 %	4.3	505	(5)
Government & Public Services	4525 State Route 11 Malone, NY	29	100.0 %	0.5	1,171	(2)
Government & Public Services	2600 Voyager Avenue Sioux City, IA	11	100.0 %	0.6	501	(5)
Government & Public Services	135 Circle Lane Knoxville, TN	26	100.0 %	0.6	744	(5)
Health Care Equipment & Services	2304 State Highway 121 Bedford, TX	65	100.0 %	4.8	3,646	(2)
Government & Public Services	3369 U.S. Highway 277 Eagle Pass, TX	9	100.0 %	13.1	311	(5)
Transportation	942 S. Shady Grove Road Memphis, TN	90	100.0 %	9.0	1,623	(2)
Transportation	4151 Bridgeway Avenue Columbus, OH	140	100.0 %	6.3	2,040	(2)
Capital Goods	601 Third Street SE Cedar Rapids, IA	81	100.0 %	2.2	1,545	(2)
Health Care Equipment & Services	15 LaSalle Square Providence, RI	136	100.0 %	10.3	2,209	(5)
Materials	100 Sci Park Boulevard East Windsor, NJ	66	100.0 %	6.4	1,980	(2)
Media & Entertainment	6005 Fair Lakes Road East Syracuse, NY	109	100.0 %	0.3	1,486	(2)
Government & Public Services	310 Canaveral Groves Blvd Cocoa, FL	6	100.0 %	0.2	247	
Government & Public Services	103 & 104 Airport Road Grangeville, ID	35	100.0 %	1.8	741	
Government & Public Services	2901 Alta Mesa Boulevard Fort Worth, TX	16	100.0 %	10.1	592	(5)
Government & Public Services	59 Dunning Way Plattsburgh, NY	13	100.0 %	7.8	585	(5)
Capital Goods	1800 Nelson Road Longmont, CO	152	100.0 %	8.8	2,117	(5)
Telecommunication Services	2270 Lakeside Boulevard Richardson, TX	203	100.0 %	1.3	3,383	
Health Care Equipment & Services	5859 Farinon Drive San Antonio, TX	96	76.0 %	1.3	1,425	
Restaurant	202 S. Cheyenne Tulsa, OK	330	3.3 %	7.2	105	(5)
Consumer Durables & Apparel	4350 South Monaco Street Denver, CO	145	100.0 %	2.8	4,562	(5)
Vacant	2250 Lakeside Boulevard Richardson, TX	116	— %	—	—	
Commercial & Professional Services	3833 Greenway Drive Lawrence, KS	90	100.0 %	2.4	1,107	(5)
Materials	1585 Sawdust Road The Woodlands, TX	175	100.0 %	7.4	2,886	(5)
Vacant	7390 S. Iola Street Englewood, CO	95	— %	—	—	(2)
Media & Entertainment	1254-1320 N. MLK Jr. Drive Milwaukee, WI	155	100.0 %	1.5	2,416	
Telecommunication Services	695 Grassmere Park Nashville, TN	69	100.0 %	8.1	1,159	(2)
Commercial & Professional Services	1575 Sawdust Road The Woodlands, TX	153	83.0 %	3.2	2,594	
Retailing	101 Riverview Parkway Santee, CA	73	100.0 %	2.9	2,131	(5)
Materials	6752 Baymeadow Drive Glen Burnie, MD	120	100.0 %	1.0	1,108	
Vacant	6655 North MacArthur Boulevard Irving, TX	172	— %	—	—	(5)
Government & Public Services	333 Scott St & 300 Madison Ave Covington, KY	438	96.1 %	2.6	10,201	(5)
Software & Services	1759 Wehrle Drive Amherst, NY	170	100.0 %	0.3	3,075	
Capital Goods	22640 Davis Drive Sterling, VA	207	100.0 %	3.3	3,513	(2)

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 29

Q4 2025 SUPPLEMENTAL INFORMATION

Industry	Address	Rentable Square Feet	Occupancy Rate	Weighted Average Remaining Lease Term	Annualized Base Rent	
Capital Goods	1100 Atwater Drive, Lot 11A Malvern, PA	45	100.0 %	2.6	1,375	(2)
Health Care Equipment & Services	7353 Company Drive Indianapolis, IN	83	100.0 %	1.8	592	(5)
Health Care Equipment & Services	1640 Dallas Parkway Plano, TX	209	56.0 %	1.8	2,657	(5)
Software & Services	777 Research Road Lincoln, NE	150	39.3 %	2.3	913	(5)
Software & Services	249 - 257 West Genesee Street Buffalo, NY	415	38.6 %	10.3	4,785	(5)
Insurance	3275 Bennett Creek Avenue Urbana, MD	116	100.0 %	13.7	3,762	(2)
Health Care Equipment & Services	100 Airpark Center Drive East Nashville, TN	55	100.0 %	4.8	1,097	(5)
Retailing	3074 Chastain Meadows Pkwy NW Kennesaw, GA	80	100.0 %	2.3	1,317	(2) (4)
Capital Goods	4205 River Green Parkway Duluth, GA	126	100.0 %	15.6	1,606	(2)
Commercial & Professional Services	8 Sylvan Way Parsippany, NJ	166	33.7 %	15.0	1,811	(5)
Financial Institutions	1500-1600 American Boulevard Hopewell, NJ	482	100.0 %	9.9	11,136	(2)
Vacant	3003 N. 3rd Street Phoenix, AZ	90	— %	—	—	(2)
Vacant	395 S. Youngs Road Amherst, NY	30	— %	—	—	
Materials	4600 Norris Canyon Road San Ramon, CA	97	100.0 %	13.7	2,510	(3)
Capital Goods	70 Mechanic Street Foxboro, MA	50	100.0 %	1.9	757	(1)
Health Care Equipment & Services	577 Aptakisic Road Lincolnshire, IL	33	100.0 %	10.8	844	(1)
Transportation	360 Westar Boulevard Westerville, OH	29	100.0 %	6.0	457	(1)
Software & Services	12975 Worldgate Drive Herndon, VA	33	100.0 %	4.1	1,213	(1)
Transportation	580 Atlas Air Way Erlanger, KY	20	100.0 %	10.3	337	(1)
Utilities	700 Market Street St. Louis, MO	26	100.0 %	9.2	394	(1)

(1) Includes the properties owned by the Arch Street Joint Venture and excludes Non-Operating Properties. The Arch Street Joint Venture properties serve as collateral for the non-recourse mortgage notes of the joint venture.

(2) Property serving as collateral for the Company's CMBS Loan.

(3) Property serving as collateral for the Company's San Ramon Loan.

(4) Property is currently subleased through March 2028, at which time the Company's lease with the sublease tenant will commence and is scheduled to expire in August 2033.

(5) Property which will serve as collateral under the Company's New Credit Facility Revolver.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 30

Non-Operating Properties (unaudited, dollars in thousands as of December 31, 2025) 1411 - 1435 Lake Cook Road Deerfield, IL (1) Land 37.4 N/A $ 11,113 41 Moores Road Malvern, PA (2) Real estate asset held for sale 23.0 188 7,219 174 & 176 Middlesex Turnpike Bedford, MA (2) Real estate asset held for sale 54.5 328 5,584 Total 114.9 516 $ 23,916 Address Category Acres Building Square Feet Net Carrying Value __________________________________ (1) Includes six properties designated as Non-Operating Properties. No building square footage is associated with these properties due to the demolition of the buildings on the campus. (2) Properties were sold in January 2026. Q4 2025 SUPPLEMENTAL INFORMATION See the Definitions section for a description of the Company's non-GAAP and operating metrics. Orion Properties Inc. | WWW.ONLREIT.COM | 31

Q4 2025 SUPPLEMENTAL INFORMATION

Unconsolidated Joint Venture Investment Summary

(unaudited, square feet and dollars in thousands)

The following table summarizes the Company's investments in the Arch Street Joint Venture as of December 31, 2025.

Property	Legal Ownership Percentage (1)	Tenant Industry	Proportionate Share of Gross Real Estate Investments (2)	Proportionate Share of Rentable Square Feet	Proportionate Share of Annualized Base Rent	Proportionate Share of Principal Outstanding
Schneider Electric - Foxboro, MA	20%	Capital Goods	$ 8,336	50	$ 757	$ 4,922
Sysmex - Lincolnshire, IL	20%	Health Care Equipment & Services	9,695	33	844	5,018
DHL - Westerville, OH	20%	Transportation	6,676	29	457	3,841
Peraton - Herndon, VA	20%	Software & Services	9,898	33	1,213	5,502
Atlas Air - Erlanger, KY	20%	Transportation	5,330	20	337	2,999
Spire Energy - St. Louis, MO	20%	Utilities	6,159	26	394	3,471
			$ 46,094	**191**	**$ 4,002**	**$ 25,753**

(1) Legal ownership percentage may, at times, not equal the Company's economic interest because of various provisions in the joint venture agreement regarding capital contributions, distributions of cash flow based on capital account balances and allocations of profits and losses.

(2) Due to the uncertainties with regard to recovery of our Arch Street Joint Venture investment, the Company recorded an other-than-temporary impairment loss on its investment in the Arch Street Joint Venture during the three months ended December 31, 2025. Certain components of this impairment are directly attributable to impairment of the real estate assets owned by the Arch Street Joint Venture, which are not reflected the proportionate share of Gross Real Estate Investments as of December 31, 2025 and will be updated retrospectively once discussions with the lender regarding the extension of the Arch Street Joint Venture mortgage notes are complete.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.

Orion Properties Inc. | WWW.ONLREIT.COM | 32

Annualized Base Rent is the monthly aggregate cash amount charged to tenants under our leases (including monthly base rent receivables and certain fixed contractually obligated reimbursements by our tenants), as of the final date of the applicable period, multiplied by 12, including the Company's proportionate share of such amounts related to the Unconsolidated Joint Venture. Annualized Base Rent is not indicative of future performance. Average Capitalization Rate represents annualized average estimated Cash NOI of the property over the tenant's lease term, excluding any rent concession periods credited at the date of purchase or sale, divided by gross purchase or sale price, except that for certain triple and double net lease properties, the Average Capitalization Rate represents annualized average estimated cash rental revenue of the property over the tenant’s lease term divided by gross purchase or sale price. Cash Capitalization Rate represents next 12 full months estimated Cash NOI of the property, excluding any rent concession periods credited at the date of purchase or sale, divided by gross purchase or sale price, except that for certain triple and double net lease properties, the Cash Capitalization Rate represents next 12 full months estimated cash rental revenue of the property divided by gross purchase or sale price. CPI refers to a lease in which base rent is adjusted based on changes in a consumer price index. Credit Rating of a tenant refers to the Standard & Poor's or Moody's credit rating and such rating also may reflect the rating assigned by Standard & Poor's or Moody's to the lease guarantor or the parent company as applicable. Dedicated Use Asset is a property that includes a substantial specialized use component such as government, medical, laboratory and research and development, and flex operations, and would therefore not be considered a traditional office property. Double Net Lease ("NN") is a lease under which the tenant agrees to pay all operating expenses associated with the property (e.g., real estate taxes, insurance, maintenance), but excludes some or all major repairs (e.g., roof, structure, parking lot, in each case, as further defined in the applicable lease). Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre") and Adjusted EBITDA Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("Nareit"), an industry trade group, has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate. Nareit defines EBITDAre as net income (loss) computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, gains or losses from disposition of real estate assets, and our proportionate share of EBITDAre adjustments related to the Unconsolidated Joint Venture. We calculated EBITDAre in accordance with Nareit's definition described above. In addition to EBITDAre, we use Adjusted EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Adjusted EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non-routine items such as transaction related expenses. We also exclude certain non-cash items such as impairments of intangible and right of use assets, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, amortization of intangibles, above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities and our proportionate share of Adjusted EBITDA adjustments related to the Unconsolidated Joint Venture. Management believes that excluding these costs from EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDAre and Adjusted EBITDA should not be considered as an alternative to net income (loss), as determined under GAAP. The Company uses Adjusted EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. EBITDAre and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Enterprise Value equals the sum of the Implied Equity Market Capitalization and Net Debt, in each case, as of an applicable date. Beginning in 2026, the Company will be revising its definition and calculation of Net Debt to also add restricted cash and the Company’s proportionate share of restricted cash from the Unconsolidated Joint Venture to the amounts that reduce the Company’s Adjusted Principal Outstanding under debt obligations. This change in definition will be applied retrospectively beginning January 1, 2026. Q4 2025 SUPPLEMENTAL INFORMATION Definitions (unaudited, in thousands, except share and per share data) Orion Properties Inc. | WWW.ONLREIT.COM | 33

Fixed Charge Coverage Ratio is (a) Adjusted EBITDA divided by (b) the sum of (i) Interest Expense, excluding non-cash amortization and (ii) secured debt principal amortization on Adjusted Principal Outstanding. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations. Fixed Dollar or Percent Increase refers to a lease that requires contractual rent increases during the term of the lease agreement. A Fixed Dollar or Percent Increase lease may include a period of free rent at the beginning or end of the lease. Flat refers to a lease that requires equal rent payments, with no contractual increases, throughout the term of the lease agreement. A Flat lease may include a period of free rent at the beginning or end of the lease. Funds Available for Distribution ("FAD") Funds available for distribution, as defined by the Company, represents Core FFO, as defined below, modified to exclude capital expenditures and leasing costs, as well as certain non-cash items such as amortization of above market leases, net of amortization of below market lease liabilities, straight-line rental revenue, amortization of the Unconsolidated Joint Venture basis difference and our proportionate share of FAD adjustments related to the Unconsolidated Joint Venture. Management believes that adjusting these items from Core FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management and provides useful information regarding the Company's ability to fund its dividend. However, not all REITs calculate FAD and those that do may not calculate FAD the same way, so comparisons with other REITs may not be meaningful. FAD should not be considered as an alternative to net income (loss) or cash flow provided by (used in) operating activities as determined under GAAP. Nareit Funds from Operations ("Nareit FFO" or "FFO") and Core Funds from Operations ("Core FFO") Due to certain unique operating characteristics of real estate companies, as discussed below, Nareit has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of the Company. FFO is not equivalent to our net income (loss) as determined under GAAP. Nareit defines FFO as net income (loss) computed in accordance with GAAP adjusted for gains or losses from disposition of real estate assets, depreciation and amortization of real estate assets, impairment write-downs on real estate and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, and our proportionate share of FFO adjustments related to the Unconsolidated Joint Venture. We calculate FFO in accordance with Nareit's definition described above. In addition to FFO, we use Core FFO as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. Core FFO, as defined by the Company, excludes from FFO items that we believe do not reflect the ongoing operating performance of our business such as transaction related expenses, amortization of deferred financing costs, amortization of deferred lease incentives, net, equity-based compensation, amortization of premiums and discounts on debt, net and gains or losses on extinguishment of swaps and/or debt, and our proportionate share of Core FFO adjustments related to the Unconsolidated Joint Venture. We believe that FFO and Core FFO allow for a comparison of the performance of our operations with other publicly-traded REITs, as FFO and Core FFO, or a substantially similar measure, are routinely reported by publicly-traded REITs, each adjust for items that we believe do not reflect the ongoing operating performance of our business and we believe are often used by analysts and investors for comparison purposes. For all of these reasons, we believe FFO and Core FFO, in addition to net income (loss), as determined under GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and Core FFO the same way, so comparisons with other REITs may not be meaningful. FFO and Core FFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate Core FFO and its use as a non-GAAP financial performance measure. GAAP is an abbreviation for generally accepted accounting principles in the United States. Q4 2025 SUPPLEMENTAL INFORMATION Definitions (continued) (unaudited, in thousands, except share and per share data) Orion Properties Inc. | WWW.ONLREIT.COM | 34

Q4 2025 SUPPLEMENTAL INFORMATION

Definitions (continued)

(unaudited, in thousands, except share and per share data)

Gross Lease is a lease under which the landlord is responsible for all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs).

Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties and the Company's proportionate share of such amounts related to properties owned by the Unconsolidated Joint Venture, net of gross intangible lease liabilities. Gross Real Estate Investments should not be considered as an alternative to the Company's real estate investments balance as determined under GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.

The following table shows a reconciliation of Gross Real Estate Investments to the amounts presented in accordance with GAAP on the balance sheets for the periods presented (in thousands):

	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Total real estate investments, at cost - as reported	$ 1,153,208	$ 1,174,249	$ 1,263,600	$ 1,281,892	$ 1,282,452
Adjustments:					
Gross intangible lease assets	250,204	253,127	275,560	278,405	284,108
Gross intangible lease liabilities	(38,660)	(38,660)	(38,660)	(38,660)	(45,473)
Non-Operating Properties total real estate investments, at cost	(11,113)	(11,113)	(11,113)	(11,113)	(11,113)
Proportionate share of Unconsolidated Joint Venture Gross Real Estate Investments (1)	46,094	46,092	46,046	46,043	45,588
Gross Real Estate Investments	**$ 1,399,733**	**$ 1,423,695**	**$ 1,535,433**	**$ 1,556,567**	**$ 1,555,562**

(1) Due to the uncertainties with regard to recovery of our Arch Street Joint Venture investment, the Company recorded an other-than-temporary impairment loss on its investment in the Arch Street Joint Venture during the three months ended December 31, 2025. Certain components of this impairment are directly attributable to impairment of the real estate assets owned by the Arch Street Joint Venture, which are not reflected the proportionate share of Gross Real Estate Investments as of December 31, 2025 and will be updated retrospectively once discussions with the lender regarding the extension of the Arch Street Joint Venture mortgage notes are complete.

GSA CPI refers to a General Services Administration ("GSA") lease that includes a contractually obligated operating cost component of rent which is adjusted annually based on changes in a consumer price index.

Implied Equity Market Capitalization equals shares of common stock outstanding as of an applicable date, multiplied by the closing sale price of the Company's stock as reported on the New York Stock Exchange on such date.

Industry is derived from the Global Industry Classification Standard ("GICS") Methodology that was developed by Morgan Stanley Capital International ("MSCI") in collaboration with S&P Dow Jones Indices to establish a global, accurate, complete and widely accepted approach to defining industries and classifying securities by industry.

Interest Coverage Ratio equals Adjusted EBITDA divided by Interest Expense, excluding non-cash amortization. Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations.

Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt and the Company's proportionate share of the Unconsolidated Joint Venture's interest expense incurred on its outstanding principal balance. This measure excludes the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined under GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.

Orion Properties Inc. | WWW.ONLREIT.COM | 35

Q4 2025 SUPPLEMENTAL INFORMATION

Definitions (continued)

(unaudited, in thousands, except share and per share data)

The following table shows a reconciliation of Interest Expense, excluding non-cash amortization to interest expense presented in accordance with GAAP on the statements of operations for the periods presented (in thousands):

	Year Ended		Three Months Ended				
	December 31, 2025	December 31, 2024	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Interest expense, net - as reported	$ 31,525	$ 32,637	$ 7,473	$ 7,880	$ 8,016	$ 8,156	$ 8,263
Adjustments:							
Amortization of deferred financing costs and other non-cash charges	(3,699)	(3,686)	(932)	(933)	(922)	(912)	(928)
Proportionate share of Unconsolidated Joint Venture Interest Expense, excluding non-cash amortization	2,015	1,720	487	516	518	494	464
Interest Expense, excluding non-cash amortization	**$ 29,841**	**$ 30,671**	**$ 7,028**	**$ 7,463**	**$ 7,612**	**$ 7,738**	**$ 7,799**

Investment-Grade Tenants are those with a Credit Rating of BBB- or higher from Standard & Poor's or a Credit Rating of Baa3 or higher from Moody's. The ratings may reflect those assigned by Standard & Poor's or Moody's to the lease guarantor or the parent company, as applicable.

Leased Rate equals the sum of Leased Square Feet divided by Rentable Square Feet and includes the Company's proportionate share of such amounts related to the Unconsolidated Joint Venture, in each case, as of an applicable date.

Leased Square Feet is Rentable Square Feet leased for which revenue recognition has commenced in accordance with GAAP and signed leases for vacant space with future commencement dates and includes such amounts related to the Unconsolidated Joint Venture.

Modified Gross Lease is a lease under which the landlord is responsible for most expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs), but passes through some operating expenses to the tenant.

Month-to-Month refers to a lease that is outside of the contractual lease expiration, but the tenant has not vacated and continues to pay rent which may also include holdover rent if applicable.

Net Debt, Principal Outstanding and Adjusted Principal Outstanding

Principal Outstanding is a non-GAAP measure that represents the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Principal Outstanding includes the Company's proportionate share of the Unconsolidated Joint Venture's outstanding principal debt balance. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined under GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.

Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents and the Company's proportionate share of the Unconsolidated Joint Venture's cash and cash equivalents. Beginning in 2026, the Company will be revising its definition and calculation of Net Debt to also add restricted cash and the Company's proportionate share of restricted cash from the Unconsolidated Joint Venture to the amounts that reduce the Company's Adjusted Principal Outstanding under debt obligations. If this definitional change had been made in 2025, the impact would have been a decrease to Net Debt as of December 31, 2025 of $39.9 million. This change in definition will be applied retrospectively beginning January 1, 2026. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.

Orion Properties Inc. | WWW.ONLREIT.COM | 36

Q4 2025 SUPPLEMENTAL INFORMATION

Definitions (continued)

(unaudited, in thousands, except share and per share data)

The following table shows a reconciliation of Net Debt, Principal Outstanding and Adjusted Principal Outstanding to the amounts presented in accordance with GAAP on the balance sheets for the periods presented (in thousands):

	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Mortgages payable, net	$ 371,957	$ 371,772	$ 371,587	$ 371,403	$ 371,222
Credit facility revolver	92,000	110,000	110,000	132,000	119,000
Total debt - as reported	**463,957**	**481,772**	**481,587**	**503,403**	**490,222**
Deferred financing costs, net	1,043	1,228	1,413	1,597	1,778
Principal Outstanding	**465,000**	**483,000**	**483,000**	**505,000**	**492,000**
Proportionate share of Unconsolidated Joint Venture Principal Outstanding	25,753	25,897	26,042	26,187	26,329
Adjusted Principal Outstanding	**$ 490,753**	**$ 508,897**	**$ 509,042**	**$ 531,187**	**$ 518,329**
Cash and cash equivalents	(22,362)	(32,639)	(17,384)	(9,384)	(15,600)
Proportionate share of Unconsolidated Joint Venture cash and cash equivalents	(495)	(394)	(329)	(393)	(425)
Net Debt	**$ 467,896**	**$ 475,864**	**$ 491,329**	**$ 521,410**	**$ 502,304**

Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments. Beginning in 2026, the Company will be revising its definition and calculation of Net Debt to also add restricted cash and the Company's proportionate share of restricted cash from the Unconsolidated Joint Venture to the amounts that reduce the Company's Adjusted Principal Outstanding under debt obligations. This change in definition will be applied retrospectively beginning January 1, 2026.

Net Operating Income ("NOI") and Cash NOI

NOI is a non-GAAP performance measure used to evaluate the operating performance of a real estate company. NOI represents total revenues less property operating expenses and excludes fee revenue earned for services to the Unconsolidated Joint Venture, impairment, depreciation and amortization, general and administrative expenses, and transaction related expenses. Cash NOI excludes the impact of certain GAAP adjustments included in rental revenue, such as straight-line rental revenue, amortization of above-market intangible lease assets and below-market lease intangible liabilities, and amortization of deferred lease incentives. Cash NOI includes the proportionate share of such amounts from properties owned by the Unconsolidated Joint Venture. It is management's view that NOI and Cash NOI provide investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. NOI and Cash NOI should not be considered as an alternative to operating income in accordance with GAAP. Further, NOI and Cash NOI may not be comparable to similarly titled measures of other companies.

Orion Properties Inc. | WWW.ONLREIT.COM | 37

Q4 2025 SUPPLEMENTAL INFORMATION

Definitions (continued)

(unaudited, in thousands, except share and per share data)

The following table shows the calculation of NOI and Cash NOI for the periods presented (in thousands):

	Year Ended		Three Months Ended				
	December 31, 2025	December 31, 2024	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Total revenues	$ 147,647	$ 164,862	$ 35,219	$ 37,122	$ 37,305	$ 38,001	$ 38,363
Less: total operating expenses	(244,161)	(234,156)	(49,369)	(100,412)	(55,239)	(39,141)	(63,018)
Fee income from unconsolidated joint venture	(820)	(807)	(209)	(204)	(203)	(204)	(202)
Transaction related	898	539	645	114	75	64	157
General and administrative	20,313	20,094	5,972	4,607	4,838	4,896	6,133
Depreciation and amortization	58,746	100,820	13,087	14,709	14,928	16,022	17,789
Impairment of real estate assets	99,376	47,552	14,466	63,698	19,503	1,709	22,187
NOI	**81,999**	**98,904**	**19,811**	**19,634**	**21,207**	**21,347**	**21,409**
Straight-line rental revenue	(13,125)	210	(2,077)	(4,898)	(2,519)	(3,631)	(764)
Amortization of above and below market leases, net	(1,299)	(1,146)	(312)	(312)	(321)	(354)	(122)
Amortization of deferred lease incentives, net	530	509	136	175	115	104	136
Other non-cash adjustments	192	192	48	48	48	48	48
Proportionate share of Unconsolidated Joint Venture Cash NOI	3,586	3,471	893	900	897	896	859
Cash NOI	**$ 71,883**	**$ 102,140**	**$ 18,499**	**$ 15,547**	**$ 19,427**	**$ 18,410**	**$ 21,566**

Non-Operating Properties refers to all properties owned and consolidated by the Company as of the applicable date which have been excluded from Operating Properties due to the properties being vacant and repositioned, redeveloped, developed or held for sale.

Occupancy Rate equals the sum of Occupied Square Feet divided by Rentable Square Feet and includes the Company's proportionate share of such amounts related to the Unconsolidated Joint Venture, in each case, as of an applicable date.

Occupied Square Feet is Rentable Square Feet leased for which revenue recognition has commenced in accordance with GAAP and includes such amounts related to the Unconsolidated Joint Venture.

Operating Properties refers to all properties owned and consolidated by the Company as of the applicable date, excluding Non-Operating Properties.

Property Operating Expense includes reimbursable and non-reimbursable costs to operate a property, including real estate taxes, utilities, insurance, repairs, maintenance, legal, property management fees, etc.

Rentable Square Feet is leasable square feet of Operating Properties and the Company's proportionate share of leasable square feet of properties owned by the Unconsolidated Joint Venture.

Triple Net Lease ("NNN") is a lease under which the tenant agrees to pay all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs in accordance with the lease terms).

Unconsolidated Joint Venture or Arch Street Joint Venture means the Company's investment in the unconsolidated joint venture with an affiliate of Arch Street Capital Partners, LLC.

Weighted Average Remaining Lease Term is the number of years remaining on each respective lease as of the applicable date, weighted based on Annualized Base Rent and includes the years remaining on each of the respective leases of the Unconsolidated Joint Venture, weighted based on the Company's proportionate share of Annualized Base Rent related to the Unconsolidated Joint Venture.

Orion Properties Inc. | WWW.ONLREIT.COM | 38